UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 11, 2009

Openwave Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Seaport Boulevard Redwood City, CA	94063
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (650) 480-8000

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On March 11, 2009, Openwave Systems Inc. (the “Company”) committed to a restructuring plan to consolidate the Company’s resources, primarily in development and support, and improve operating efficiencies (the “Restructuring Plan”). The Restructuring Plan contemplates an approximate 10% reduction in workforce, which will be partially offset by additional headcount added at our remaining corporate offices. The Company expects to incur approximately $4.0 million in restructuring and related charges associated with this restructuring plan during the four months ending June 30, 2009. Included in the restructuring and related charges are (i) approximately $0.2 million related to accelerated depreciation of tenant improvements and other abandoned assets at a site selected for closure due to regional consolidation of development activities; and (ii) approximately $3.8 million related to employee severance arrangements for certain employees impacted by the Restructuring Plan.

The Company expects to complete the activities related to the Restructuring Plan by June 30, 2009. The associated charges are expected to primarily be recorded in the Company’s third quarter results for fiscal year 2009. Charges for the closure of the development site are not expected to be material. However, this estimate may change depending on actual sublease activity over the next several months.

The estimated pre-tax restructuring charges of approximately $3.8 million represent the Company’s estimate of future cash outlays for employee termination benefits. The estimated charges of $0.2 million associated with accelerated depreciation represent non-cash charges. The activities related to the Restructuring Plan and other actions are expected to result in annual costs savings of approximately $4.0 million.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, regarding the Company’s cost reduction plans, including the anticipated costs and timing of such plans. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including problems or delays in implementing the cost reduction plans, general economic conditions and other factors described in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 15, 2008 and the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on February 9, 2009, in both cases under the item “Risk Factors”. The Registrant assumes no obligation to update forward-looking statements, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

OPENWAVE SYSTEMS INC.

By:	/S/ KAREN J. WILLEM
Name:	Karen J. Willem
Title:	Senior Vice President and Chief Financial Officer

Date: March 16, 2009